SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-MAGMA COPPER CL B

GABELLI FOUNDATION
                    1/02/96           10,000-           28.0000

THE GABELLI PERFORMANCE PARTNERSHIP
                    1/05/96           11,300-           28.0000

GIL II, LTD.
                    1/05/96           43,000-           28.0000

GABELLI INTERNATIONAL LTD
                    1/05/96            7,600-           28.0000

GABELLI FUNDS, INC.

          GABELLI VALUE FUND
                    1/05/96          500,000-           28.0000

          THE GABELLI SMALL CAP GROWTH FUND
                    1/05/96           22,500-           28.0000

          THE GABELLI EQUITY TRUST,INC.
                    1/05/96          380,800-           28.0000
                   12/22/95           17,500            27.7500

          GABELLI CAPITAL ASSET FUND
                    1/05/96           33,500-           28.0000

          THE GABELLI ABC FUND
                    1/05/96           80,000-           28.0000

GAMCO INVESTORS, INC.
                    1/05/96        1,235,600-           28.0000
                   12/22/95            7,300            27.7500
                   12/21/95           22,200            27.7500

GABELLI ASSOCIATES FUND
                    1/05/96           40,200-           28.0000





                                                    PAGE 30 OF 31


PREFERRED CONVERTIBLE STOCK-MAGMA COPPER CV E

THE GABELLI PERFORMANCE PARTNERSHIP
                    1/05/96           65,000-          100.6460

GIL II, LTD.
                    1/05/96           25,000-          100.6460

GABELLI INTERNATIONAL LTD
                    1/05/96           25,000-          100.6460

GABELLI FUNDS, INC.

          THE GABELLI GLOBAL CONVERTIBLE FUND
                    1/05/96            3,000-          100.6460

          THE GABELLI EQUITY TRUST,INC.
                    1/05/96           97,500-          100.6460

          THE GABELLI CONVERTIBLE SECURITIES FUND
                    1/05/96           15,500-          100.6460

GAMCO INVESTORS, INC.
                    1/05/96            6,800-          100.6460

GABELLI ASSOCIATES FUND
                    1/05/96            1,400-          100.6460




PREFERRED CONVERTIBLE STOCK-MAGMA COPPER CV D

GABELLI FUNDS, INC.

          THE GABELLI EQUITY TRUST,INC.
                    1/05/96           30,000-           96.5440

          THE GABELLI EQUITY INCOME FUND
                    1/05/96            2,000-           96.5440

          THE GABELLI CONVERTIBLE SECURITIES FUND
                    1/05/96          108,400-           96.5440

GAMCO INVESTORS, INC.
                    1/05/96           62,500-           96.5440
                   12/21/95            1,500-           96.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

                                                    PAGE 31 OF 31